Exhibit 99.1
Third Point Re Reports First Quarter 2016 Earnings Results

Gross Premiums Written of $197.2 million
Combined Ratio of 104.9%
HAMILTON, Bermuda, May 5, 2016, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2016.
For the three months ended March 31, 2016, Third Point Re reported a net loss of $51.1 million, or $(0.49) per diluted common share, compared with net income of $50.5 million, or $0.47 per diluted common share, for the three months ended March 31, 2015.
For the three months ended March 31, 2016, diluted book value per share decreased by $0.48 per share, or 3.7%, to $12.37 per share from $12.85 per share as of December 31, 2015.
“During the first quarter, we generated premiums written of $197.2 million, a decrease of 7.6% compared to the prior year’s first quarter. Our combined ratio for the quarter was 104.9%, which is in line with our expectations given current market conditions and the lines of business on which we focus,” commented John Berger, Chairman and Chief Executive Officer. “During the first quarter, we generated a negative investment return of 2.0%.  During April, we generated an investment return of 1.8% bringing the year to date return through April to a slightly negative 0.2%.  Despite challenging conditions in both the financial and reinsurance markets, we continue to believe in our total return model.”
The following table shows certain key financial metrics for the three months ended March 31, 2016 and 2015:

	2016	2015
	(In millions, except for per share data and ratios)
Gross premiums written	$197.2	$213.3
Net premiums earned	$136.8	$139.1
Net underwriting loss (1) (2)	$(6.6)	$(3.9)
Combined ratio (1) (2)	104.9%	102.8%
Net investment return on investments managed by Third Point LLC	(2.0)%	3.0%
Net investment income (loss)	$(40.1)	$64.9
Net investment income (loss) on float (3)	$(8.3)	$18.6
Net income (loss)	$(51.1)	$50.5
Diluted earnings (loss) per share	$(0.49)	$0.47
Increase (decrease) in diluted book value per share (3)	(3.7)%	3.1%
Return on beginning shareholders’ equity (3)	(3.7)%	3.5%
Net investments managed by Third Point LLC (4)	$2,059.7	$2,062.8

(1)	Property and Casualty Reinsurance segment only.

(2)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(3)
Net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity.

(4)	Prior year comparative represents amount as of December 31, 2015.

Share Repurchase Program
On May 4, 2016, the Company’s Board of Directors authorized a new common share repurchase program for up to an aggregate of $100.0 million of the Company’s outstanding common shares. Under the common share repurchase program, the Company may repurchase shares from time to time in privately negotiated transactions or in open-market purchases in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company may commence such repurchases immediately, subject to compliance with applicable securities laws. The Company expects to finance any repurchases from a combination of cash on hand and cash provided by operating activities. The timing, amount and method of any repurchases under the program will depend on a variety of factors, including market conditions, the Company’s capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time.
Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $16.2 million, or 7.6%, to $197.2 million for the three months ended March 31, 2016 from $213.4 million for the three months ended March 31, 2015. The decrease in premiums for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 was primarily as a result of contracts that did not renew because of pricing and/or terms and conditions, partially offset by new business.
Net premiums earned for the three months ended March 31, 2016 decreased by $2.3 million, or 1.7%, to $136.8 million. The net premiums earned for the three months ended March 31, 2015 included $16.5 million related to retroactive exposures in reinsurance contracts, which were not renewable. This decrease in net premiums earned was partially offset by a larger in-force underwriting portfolio for the three months ended March 31, 2016.
The net underwriting loss and combined ratio for the three months ended March 31, 2016 were in line with expectations given challenging market conditions and the lines of business on which we focus. The net underwriting loss and combined ratio for the three months ended March 31, 2016 included a decrease in net underwriting loss of $0.2 million (favorable development) for the three months ended March 31, 2016 related to changes in estimates of prior years’ loss reserves and the related impact of acquisition costs compared to a $1.0 million increase in net underwriting loss for the three months ended March 31, 2015.
Investments
For the three months ended March 31, 2016, Third Point Re recorded a net investment loss of $40.1 million, compared to net investment income of $64.9 million for the three months ended March 31, 2015. The return on investments managed by the Company’s investment manager, Third Point LLC, was (2.0)% for the three months ended March 31, 2016 compared to 3.0% for the three months ended March 31, 2015.
The net investment results for the three months ended March 31, 2016 were attributable to losses in our long equity and structured credit portfolios, which were partially offset by strong performance in performing credit and sovereign credit.  Outperformance from several core portfolio positions within our long equity portfolio was offset by negative returns in two significant equity investments in the healthcare sector.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2016 results at 8:30 a.m. Eastern Time on May 6, 2016. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13635328. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 13, 2016.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x) limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement the Company’s investment strategy; (xix) termination by Third Point LLC of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012. Third Point Reinsurance (USA) Ltd. was incorporated in November 2014 and commenced underwriting business in February 2015. Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2016 and December 31, 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2016	December 31, 2015
Assets
Equity securities, trading, at fair value (cost - $1,421,874; 2015 - $1,156,369)	$1,483,076	$1,231,077
Debt securities, trading, at fair value (cost - $1,199,710; 2015 - $1,049,652)	1,185,102	1,034,247
Other investments, at fair value	49,965	51,920
Total investments in securities	2,718,143	2,317,244
Cash and cash equivalents	7,658	20,407
Restricted cash and cash equivalents	316,923	330,915
Due from brokers	424,205	326,971
Derivative assets, at fair value	26,877	35,337
Interest and dividends receivable	14,092	10,687
Reinsurance balances receivable	326,066	294,313
Deferred acquisition costs, net	216,689	197,093
Unearned premiums ceded	94	187
Loss and loss adjustment expenses recoverable	1	125
Other assets	16,499	11,829
Total assets	$4,067,247	$3,545,108
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$9,639	$11,966
Reinsurance balances payable	30,733	24,119
Deposit liabilities	86,594	83,955
Unearned premium reserves	591,970	531,710
Loss and loss adjustment expense reserves	489,907	466,047
Securities sold, not yet purchased, at fair value	235,919	314,353
Securities sold under an agreement to repurchase	170,305	8,944
Due to brokers	960,703	574,962
Derivative liabilities, at fair value	28,524	15,392
Interest and dividends payable	2,397	4,400
Senior notes payable, net of deferred costs	113,421	113,377
Total liabilities	2,720,112	2,149,225
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 106,213,131 (2015: 105,479,341))	10,621	10,548
Additional paid-in capital	1,083,168	1,080,591
Retained earnings	237,458	288,587
Shareholders’ equity attributable to shareholders	1,331,247	1,379,726
Non-controlling interests	15,888	16,157
Total shareholders’ equity	1,347,135	1,395,883
Total liabilities and shareholders’ equity	$4,067,247	$3,545,108

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three months ended March 31, 2016 and 2015
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2016	2015
Revenues
Gross premiums written	$197,156	$213,334
Gross premiums ceded	—	(52)
Net premiums written	197,156	213,282
Change in net unearned premium reserves	(60,354)	(74,207)
Net premiums earned	136,802	139,075
Net investment income (loss)	(40,110)	64,918
Total revenues	96,692	203,993
Expenses
Loss and loss adjustment expenses incurred, net	84,676	81,746
Acquisition costs, net	51,687	54,657
General and administrative expenses	11,288	11,708
Other expenses	2,706	2,701
Interest expense	2,048	1,036
Foreign exchange gains	(2,386)	(193)
Total expenses	150,019	151,655
Income (loss) before income tax (expense) benefit	(53,327)	52,338
Income tax (expense) benefit	1,929	(1,305)
Income (loss) including non-controlling interests	(51,398)	51,033
(Income) loss attributable to non-controlling interests	269	(563)
Net income (loss)	$(51,129)	$50,470
Earnings (loss) per share
Basic	$(0.49)	$0.48
Diluted	$(0.49)	$0.47
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	104,257,874	103,753,065
Diluted	104,257,874	106,144,183

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended March 31, 2016
	Property and Casualty Reinsurance	Catastrophe Risk Management (2)	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$197,156	$—	$—	$197,156
Gross premiums ceded	—	—	—	—
Net premiums written	197,156	—	—	197,156
Change in net unearned premium reserves	(60,354)	—	—	(60,354)
Net premiums earned	136,802	—	—	136,802
Expenses
Loss and loss adjustment expenses incurred, net	84,676	—	—	84,676
Acquisition costs, net	51,687	—	—	51,687
General and administrative expenses	7,062	—	4,226	11,288
Total expenses	143,425	—	4,226	147,651
Net underwriting loss	(6,623)	n/a	n/a	n/a
Net investment loss	(8,261)	—	(31,849)	(40,110)
Other expenses	(2,706)	—	—	(2,706)
Interest expense	—	—	(2,048)	(2,048)
Foreign exchange gains	—	—	2,386	2,386
Income tax benefit	—	—	1,929	1,929
Segment loss including non-controlling interests	(17,590)	—	(33,808)	(51,398)
Segment loss attributable to non-controlling interests	—	—	269	269
Segment loss	$(17,590)	$—	$(33,539)	$(51,129)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	61.9%
Acquisition cost ratio	37.8%
Composite ratio	99.7%
General and administrative expense ratio	5.2%
Combined ratio	104.9%

	Three months ended March 31, 2015
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$213,383	$(49)	$—	$213,334
Gross premiums ceded	(52)	—	—	(52)
Net premiums written	213,331	(49)	—	213,282
Change in net unearned premium reserves	(74,214)	7	—	(74,207)
Net premiums earned	139,117	(42)	—	139,075
Expenses
Loss and loss adjustment expenses incurred, net	81,746	—	—	81,746
Acquisition costs, net	54,663	(6)	—	54,657
General and administrative expenses	6,567	233	4,908	11,708
Total expenses	142,976	227	4,908	148,111
Net underwriting loss	(3,859)	n/a	n/a	n/a
Net investment income	18,575	25	46,318	64,918
Other expenses	(2,701)	—	—	(2,701)
Interest expense	—	—	(1,036)	(1,036)
Foreign exchange gains	—	—	193	193
Income tax expense	—	—	(1,305)	(1,305)
Segment income (loss) including non-controlling interests	12,015	(244)	39,262	51,033
Segment (income) loss attributable to non-controlling interests	—	80	(643)	(563)
Segment income (loss)	$12,015	$(164)	$38,619	$50,470
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	58.8%
Acquisition cost ratio	39.3%
Composite ratio	98.1%
General and administrative expense ratio	4.7%
Combined ratio	102.8%

(1)	Underwriting ratios are calculated by dividing the related expense by net premiums earned.

(2)
As of December 31, 2015, all investments in the Catastrophe Fund had been redeemed. In February 2016, the Company completed the dissolution of the Catastrophe Fund and Catastrophe Reinsurer. As a result, there is no further activity in the Catastrophe Risk Management segment

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	March 31, 2016	December 31, 2015
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,347,135	$1,395,883
Less: non-controlling interests	(15,888)	(16,157)
Shareholders’ equity attributable to shareholders	1,331,247	1,379,726
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	57,272	58,070
Diluted book value per share numerator	$1,435,031	$1,484,308
Basic and diluted book value per share denominator:
Issued and outstanding shares	104,336,577	104,256,745
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,708,559	5,788,391
Effect of dilutive restricted shares issued to directors and employees	1,273,248	837,277
Diluted book value per share denominator	115,969,547	115,533,576

Basic book value per share	$12.76	$13.23
Diluted book value per share	$12.37	$12.85

	2016	2015
	($ in thousands)
Net investment income (loss) on float	$(8,261)	$18,575
Net investment income (loss) on capital	(32,096)	46,274
Net investment income (loss) on investments managed by Third Point LLC	(40,357)	64,849
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	—	15
Net gain on catastrophe bond held by Catastrophe Reinsurer	—	10
Net gain on investment in Kiskadee Fund	247	44
	$(40,110)	$64,918

	2016	2015
	($ in thousands)
Net income (loss)	$(51,129)	$50,470
Shareholders’ equity attributable to shareholders - beginning of period	$1,379,726	$1,451,913
Return on beginning shareholders’ equity	(3.7)%	3.5%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end. Diluted book value per share is calculated by dividing shareholders’ equity attributable to shareholders and adjusted to include unvested restricted shares and the exercise of all in-the-money options and warrants. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures and as a result, is considered to be a non-GAAP measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning of period shareholders’ equity attributable to shareholders. We believe this metric is used by investors to supplement measures of our profitability.